UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2013, the Board of Directors (the “Board”) of Coinstar, Inc. ( “Coinstar”) appointed Nora M. Denzel as a member of the Board, effective immediately. Ms. Denzel is in the class of directors whose current term is up at Coinstar’s 2013 Annual Meeting of Stockholders. She has been appointed to the Compensation Committee of the Board.

From February 2008 through August 2012, Ms. Denzel held various management positions at Intuit Inc. (a provider of business and financial management solutions software), including senior vice president of marketing, big data and social, and senior vice president and general manager of the employee management solutions business unit. Previously, Ms. Denzel served as senior vice president of the software global business unit and the storage and consulting divisions at Hewlett-Packard Company (a software and technology hardware provider) from August 2000 to February 2006. Ms. Denzel has also worked at Legato Systems Inc. (a data storage management software company) and International Business Machines Corporation (a technology services, enterprise software and systems provider). Ms. Denzel is a member of the board of directors of Overland Storage, Inc. (a provider of data management and protection products and services) and Saba Software, Inc. (a provider of learning and talent management solutions software and services). She holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science degree in computer science from the State University of New York.

Ms. Denzel will receive the standard compensation received by Coinstar non-employee directors. The standard compensation arrangements received by Coinstar non-employee directors are generally as described in Coinstar’s definitive proxy statement on Schedule 14A filed on April 25, 2012 with the Securities and Exchange Commission.

A copy of the press release relating to Ms. Denzel’s appointment as director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: February 4, 2013	By:	/s/ Donald R. Rench
Donald R. Rench Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 4, 2013